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                                 EXHIBIT 10.3(e)

                          FIFTH AMENDMENT TO AGREEMENT

         This Fifth Amendment to Agreement ("Fifth Amendment") is made by and between Atrix Laboratories, Inc., a Delaware Corporation ("Atrix"). with its principal place of business at 2579 Midpoint Drive, Fort Collins, Colorado 80525-4417; and Block Drug Corporation, a New Jersey corporation ("Block"), with its principal place of business at 105 Academy Street, Jersey City, New Jersey 07302-9988, effective as of this 27th day of January, 1999, with respect to that certain Agreement dated as of December 16, 1996 (the "Agreement"), between Atrix and Block, as amended by (i) that certain First Amendment to Agreement dated as of June 10, 1997, (ii) that certain Second Amendment to Agreement dated as of July 31, 1997, (iii) that certain Third Amendment to Agreement dated February 4, 1998, and (iv) that certain Fourth Amendment to Agreement dated as of January 12, 1999.

         WHEREAS, the parties desire to further amend the Agreement on the terms and conditions set forth herein.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby amend the Agreement as follows:

1.   Article III is hereby amended by the addition of the following
     Section 3.08:

                Section 3.08.  Increased Sales Support for Atridox(R):  [**].

2.   Article III is hereby amended by the addition of the following
     Section 3.09:

                Section 3.09.  Reimbursement of Increased Sales Support.  [**].

3. All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

4. Except as expressly modified by the terms hereof, the terms and provisions of the Agreement, as amended by the First, Second, Third and Fourth Amendments, shall remain in full force and effect as originally written.

5. Signatures on this Fifth Amendment may be communicated by facsimile transmission and shall be binding upon the parties transmitting the same by facsimile transmission. Counterparts with original signatures shall be provided to the other party within five (5) days of the applicable facsimile transmission; provided, however, that failure to provide the original counterpart shall have no affect on the validity or binding nature of this Fifth Amendment. If executed in counterparts, this Fifth Amendment will be as effective as if simultaneously executed.

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**   Confidential Treatment Requested by Atrix on March 23, 1999



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         IN WITNESS WHEREOF, the parties hereto have executed this Fifth
Amendment as of the date first written above.


ATRIX LABORATORIES, INC.                      BLOCK DRUG CORPORATION

By: /s/ John E. Urheim                         By: /s/ Peter C. Mann
   --------------------------------               --------------------------
    John E. Urheim, Vice Chairman                  Peter C. Mann
    and Chief Executive Officer                    President, U.S. Division



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                                  ATTACHMENT A






                                      [**]








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**       Confidential Treatment Requested by Atrix on March 23, 1999